UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)          On January 10, 2008, management of Penn Treaty American Corporation (the "Company") concluded that a restatement of our financial statements for the year ended December 31, 2005 was necessary because of the impact of certain errors on quarterly results. The errors related to the application of an incorrect assumption in the calculation of our active life reserves. The impact of the restatement is a reduction to book value of less than $1 million at December 31, 2005 and was not material to periods prior to 2005, which will not be restated. The Audit Committee of the Board of Directors and management continue to discuss the matters disclosed herein with our independent auditors. The auditors have not finished their audit and have not concluded whether they agree with the Company's conclusions.

A copy of a press release announcing the restatement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit	Description
99.1	Press Release dated January 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

January 16, 2008	By: /s/ Mark Cloutier
Name:	Mark Cloutier
Title:	Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 11, 2008.

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